EXHIBIT (5)


                          MASTER ADVISORY CONTRACT


AGREEMENT made as of the     day of               , 1993 between
Brotherhood Research Corp., a corporation organized under the laws of the State of Minnesota and having its principal place of business in Minneapolis, Minnesota (the "Adviser"), and The Lutheran Brotherhood Family of Funds, a Delaware business trust having its principal place of business in Minneapolis, Minnesota (the "Trust").

WHEREAS, the Adviser is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust engages in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust presently offers shares in six series, the Lutheran Brotherhood Fund, Lutheran Brotherhood Opportunity Growth Fund, Lutheran Brotherhood Income Fund, Lutheran Brotherhood Municipal Bond Fund, Lutheran Brotherhood Money Market Fund and Lutheran Brotherhood High Yield Fund, such six series (the "Initial Funds"), together with all other series subsequently established by the Trust with respect to which the Adviser renders investment advisory services pursuant to the terms of this Agreement, being herein collectively referred to as the "Funds" and individually as a "Fund".

NOW THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

1.  APPOINTMENT OF ADVISER.

(a) Initial Funds. The Trust hereby appoints the Adviser to act as investment adviser to the Initial Funds for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

(b) Additional Funds. In the event that the Trust establishes one or more series of shares other than the Initial Funds with respect to which it desires to retain the Adviser to render management and investment advisory services hereunder, it shall so notify the Adviser in writing (the "Notice"), indicating the advisory fee to be payable with respect to the additional series of shares. If the Adviser is willing to render such services on the terms provided for herein, it shall execute and deliver the Notice to the Trust, whereupon such series of shares shall become a Fund hereunder and said Notice shall be attached to this agreement and when attached shall be a part hereof.

2.  DUTIES OF ADVISER.

The Adviser, at its own expense, shall furnish the following services and facilities to the Trust and each of the Funds:

(a) Investment Program. The Adviser shall, subject to the provisions of paragraph 11 hereof, (i) furnish continuously an investment program for each Fund in compliance with that Fund's investment objective and policies as set forth in the Trust's current Registration Statement, (ii) determine (subject to the overall supervision and review of the Board of Trustees of the Trust) what investments shall be purchased, held, sold or exchanged by each Fund and what portion if any, of the assets of each Fund shall be held uninvested, and (iii) make changes on behalf of the Trust in the investments of each Fund.

3.  ALLOCATION OF EXPENSES.

Except for the services or facilities to be provided by the Adviser set forth in Paragraph 2 above, the Trust and Funds assume and shall pay all expenses for all other Trust and Funds operations and activities and shall reimburse the Adviser for any such expense incurred by the Adviser (it being understood that the Trust shall allocate such expenses between or among its funds to the extent contemplated by its Master Trust Agreement). The expenses to be borne by the Trust and Funds shall include, without limitation:

(a)  all expenses of organizing the Trust or forming any series thereof;

(b) all expenses (including information, materials and services other than services of the Adviser) of preparing, printing and mailing all annual, semiannual and periodic reports, proxy materials and other communications (including registration statements, prospectuses and amendments and revisions thereto) furnished to existing shareholders of the Trust and/or regulatory authorities;

(c) fees involved in registering and maintaining registration of the Trust and its shares with the Securities and Exchange Commission and state regulatory authorities;

(d) any other registration, filing or other fees in connection with requirements of regulatory authorities;

(e) expenses, including the cost of printing of certificates relating to the issuance of shares of the Trust and the Funds;

(f) to the extent not paid by the Trust's distributor, the expenses of maintaining a shareholder account and furnishing, or causing to be furnished, to each shareholder a statement of account, including the expense of mailing such statements;

(g) taxes and fees payable by the Trust to federal, state or other governmental agencies;

(h) expenses related to the redemption of its shares, including expenses attributable to any program of periodic redemption;

(i) all issue and transfer taxes, brokers' commissions and other costs chargeable to the Trust or the Funds in connection with securities transactions to which the Trust is a party, including any portion of such commissions attributable to research and brokerage services as defined by
Section 28(e) of the Securities Exchange Act of 1934, as amended from time to time;

(j) the charges and expenses of the custodian appointed by the Trust, or any depository utilized by such custodian, for the safekeeping of its property;

(k) charges and expenses of any shareholder servicing agents, transfer agents and registrars appointed by the Trust, including costs of servicing shareholder investment accounts;

(l)  charges and expenses of independent accountants retained by the Trust;

(m) legal fees and expenses in connection with the affairs of the Trust, including legal fees and expenses in connection with registering and qualifying its shares with federal and state regulatory authorities;

(n) compensation and expenses of Trustees of the Trust who are not "interested persons" of the Trust (as defined in the 1940 Act);

(o)  expenses of shareholders' and Trustees' meetings;

(p) membership dues in, and assessments of, the Investment Company Institute or similar organizations;

(q) insurance premiums on fidelity, errors and omissions and other coverages;

(r) expenses incurred in connection with any distribution plan adopted by the Trust in compliance with Rule 12b-1 of the 1940 Act; and

(s) such other non-recurring expenses of the Trust as may arise, including expenses of actions, suits, or proceedings to which the Trust is a party and the legal obligation which the Trust may have to indemnify its Trustees or shareholders with respect thereto.

4.  ADVISORY FEE.

For the services and facilities to be provided by the Adviser as set forth in Paragraph 2 hereof, the Funds shall pay to the Adviser and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to a percentage of the average daily net assets of the applicable Fund as set forth on the following Annexes hereto.

Lutheran  Brotherhood Fund - Annex A
Lutheran Brotherhood Opportunity Growth Fund - Annex B
Lutheran Brotherhood Income Fund - Annex C
Lutheran Brotherhood Municipal Bond Fund - Annex D
Lutheran Brotherhood Money Market Fund - Annex E
Lutheran Brotherhood High Yield Fund - Annex F

The advisory fee of each Fund shall be accrued at the rate of 1/365th of the annual rates shown in the aforementioned Annexes applied to the daily net assets of such Fund computed as of the close of the New York Stock Exchange on each day on which the Exchange is open and in the case of Saturdays, Sundays and other days on which said Exchange will not be open, as of the close of the last preceding day on which the Exchange shall have been open.

The fee so accrued during each calendar month shall be paid to the Adviser monthly in arrears.

In the case of commencement or termination of this Agreement with respect to any Fund during any calendar month, the fee with respect to such Fund for that month shall be reduced proportionately based upon the number of calendar days during which it is in effect, and the fee shall be computed upon the average daily net assets of such Fund for the days during which it is in effect.

The Adviser may from time to time and for such periods as it deems appropriate reduce its compensation hereunder to the extent the Adviser may, by notice to the Trust, voluntarily declare.

The Adviser agrees that if the total expenses of any Fund (exclusive of interest, taxes, brokerage expenses, distribution expenses, extraordinary items and any other items allowed to be excluded by applicable state law) for any fiscal year of the Trust exceed the lowest expense limitation imposed in any jurisdiction in which such Fund is then making sales of its shares or in which its shares are then qualified for sale, the Adviser will pay or reimburse such Fund for that excess up to the amount of its advisory fee payable with respect to that Fund during that fiscal year. The amount of the monthly advisory fee payable hereunder shall be reduced to the extent that the monthly expenses of any Fund, on an annualized basis, would exceed the foregoing limitation. At the end of each fiscal year of the Trust, if the aggregate annual expenses chargeable to any Fund for that year exceed the foregoing limitation based upon the average of the monthly average net asset value of such Fund for the year, the Adviser will promptly reimburse such Fund for the amount of such excess to the extent not already reimbursed by reduction of the monthly advisory fee, but if such expenses are within the foregoing limitation, any excess amount previously withheld from the advisory fee during that fiscal year will be promptly paid over to the Adviser.

In the event that this Agreement (i) is terminated with respect to any Fund as of a date other than the last day of the fiscal year of the Trust or (ii) commences with respect to any Fund as of a date other than the first day of the fiscal year of the Trust, then the expenses of such Fund shall be annualized and the Adviser shall pay to, or receive from, such Fund a pro rata portion of the amount that the Adviser would have been required to pay or would have received, if any, had this Agreement remained in effect with respect to such Fund for the full fiscal year.

5.  PORTFOLIO TRANSACTIONS.

In connection with the management of the investment and reinvestment of the assets of the Trust, the Adviser, acting by its own officers, directors or employees or by a duly authorized subcontractor, is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Trust. In executing portfolio transactions and selecting brokers or
dealers, if	any, the Adviser will use reasonable efforts to seek on behalf of a Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in and the price of the 'security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer, if any, to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to any Fund of the Trust and/or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. The Adviser may pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided.

6.  RELATIONS WITH TRUST.

Subject to and in accordance with the Master Trust Agreement and By-laws of the Trust it is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, officers, or otherwise, that directors, officers, agents and shareholders of the Adviser (or any successor) are or may be interested in the Trust as Trustees, officers, shareholders or otherwise, that the Adviser (or any such successor thereof) is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Agreement and Declaration of Trust.

7.  LIABILITY OF ADVISER.

Neither the Adviser nor its officers, directors, employees, agents or controlling persons or assigns shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Adviser against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

8.  DURATION AND TERMINATION OF THIS AGREEMENT.

(a) Duration. This Agreement shall become effective with respect to the Initial Funds on the date hereof and, with respect to any additional Fund, on the date of receipt by the Trust of the Notice in accordance with paragraph l(b) hereof that the Adviser is willing to serve as Adviser with respect to such Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof with respect to the Initial Funds and, with respect to each additional Fund, for two years from the date on which such Fund becomes a Fund hereunder. Subsequent to such initial periods of effectiveness, this Agreement shall continue in full force and effect for periods of one year thereafter with respect to each Fund so long as such continuance with respect to such Fund is approved at least annually (a) by either the Trustees of the Trust or by vote of a majority of the, outstanding voting securities (as defined in the 1940 Act) of such Fund, and (b), in either event, by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(b) Amendment. Any amendment to this Agreement shall become effective with respect to a Fund upon approval of the Adviser and a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund.

(c) Termination. This Agreement may be terminated with 'respect to any Fund at any time, without payment of any penalty, by vote of the Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund, or by the Adviser, in each case on sixty (60) days' prior written notice to the other party.

(d) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment (as defined in the 1940
Act).

(e) Approval, Amendment or Termination by Individual Fund. Any approval, amendment or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

9.  SERVICES NOT EXCLUSIVE.

The services of the Adviser to the Trust hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

10.  SUBCONTRACTORS.

The Trust hereby agrees that the Adviser may subcontract for the performance of any of the services contemplated to be rendered by the Adviser to any Fund hereunder.

11.  LIMITATION OF LIABILITY.

The term "The Lutheran Brotherhood Family of Funds" means and refers to the Trustees from time to time serving under the Master Trust Agreement of the Trust dated July 15, 1993 as the same may subsequently thereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust, as provided in the Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees and signed by the President of the Trust, acting as such, and neither such authorization by such Trustees and shareholder nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Master Trust Agreement. The obligations of any Fund hereunder shall be the exclusive obligation of that Fund and the Adviser can only look to the assets of that Fund to satisfy any debt or obligation incurred by that Fund hereunder.

12.  RESERVATION OF NAME.

The parties hereby acknowledge that Lutheran Brotherhood has reserved the right to grant the non-exclusive use of the name "Lutheran Brotherhood" or any derivative thereof to any other investment company, investment adviser, distributor or other business enterprise, and to withdraw from the Trust the use of the name "Lutheran Brotherhood". The name "Lutheran Brotherhood" will continue to be used by the Trust and any Fund hereunder only so long as such use is agreeable to Lutheran Brotherhood.

13.  MISCELLANEOUS

(a) Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for the receipt of such notices.

(b) Severability. I any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

(c) Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


ATTEST:                               THE LUTHERAN BROTHERHOOD FAMILY
                                        OF FUNDS


---------------------------------     By: ----------------------------------
                      , Secretary                                , President



ATTEST:                                LUTHERAN BROTHERHOOD RESEARCH CORP.


---------------------------------     By: ----------------------------------
                      , Secretary                                , President





                                    ANNEX A
                         Lutheran Brotherhood Fund


                                                   Rates of Annual
                                                   Advisory Fee as
                                                   a Percentage of
Average Daily                                      Average Daily
Net Assets                                         Net Assets
-------------                                      ---------------

On the portion of the Fund which is:

$500,000,000 or less                                     .65%
over $500,000,000 but not over $1,000,000,000            .60%
Over $1,000,000,000                                      .55%






                                   ANNEX B

                  Lutheran Brotherhood Opportunity Growth Fund



                                                   Rates of Annual
                                                   Advisory Fee as
                                                   a Percentage of
Average Daily                                      Average Daily
Net Assets                                         Net Assets
-------------                                      ---------------

On the portion of the Fund which is:

$100.000.000 or less                                    .75%
Over $100,000,000 but not over $250,000,000             .65%
Over $250,000,000 but not over $500,000,000             .60%
Over $500,000,000 but not over $1,000,000,000           .55%
Over $1,000,000,000                                     .50%






                                 ANNEX C

                     Lutheran Brotherhood Income Fund



                                                   Rates of Annual
                                                   Advisory Fee as
                                                   a Percentage of
Average Daily                                      Average Daily
Net Assets                                         Net Assets
-------------                                      ---------------

On the portion of the Fund which is:

$500,000.000 or less                                    .60%
Over $500,000,000 but not over $1,000,000,000           .575%
Over $1,000,000,000                                      .55%






                                      ANNEX D

                   Lutheran Brotherhood Municipal Bond Fund



                                                   Rates of Annual
                                                   Advisory Fee as
                                                   a Percentage of
Average Daily                                      Average Daily
Net Assets                                         Net Assets
-------------                                      ---------------

On the portion of the Fund which is:

$500,000,000 or less                                   .575%
Over $500,000,000 but not over $1,000,000,000          .5625%
Over $1,000,000,000                                    .55%




                                   ANNEX E
                  Lutheran Brotherhood Money Market Fund



                                                   Rates of Annual
                                                   Advisory Fee as
                                                   a Percentage of
Average Daily                                      Average Daily
Net Assets                                         Net Assets
-------------                                      ---------------

On the portion of the Fund which is:

$500,000,000 or less                                   .50%
Over $500,000,000 but not over $1,000,000,000          .475%
Over $1,000,000,000 but not over $1,500,000,000        .45%
Over $1,500,000,000 but not over $2,000,000,000        .425%
Over $2,000,000,000                                    .40%





                                     ANNEX F

                    Lutheran Brotherhood High Yield Fund



                                                   Rates of Annual
                                                   Advisory Fee as
                                                   a Percentage of
Average Daily                                      Average Daily
Net Assets                                         Net Assets
-------------                                      ---------------

On the portion of the Fund which is:

$500,000,000 or less                                   .65%
Over $500,000,000 but not over $1,000,000,000          .60%
Over $1,000,000,000                                    .55%